Exhibit 4(j)

CLEVELAND-CLIFFS INC

FOURTH AMENDMENT AND WAIVER TO MULTICURRENCY CREDIT AGREEMENT

This Fourth Amendment and Waiver to Multicurrency Credit Agreement (herein, this “Amendment”) is entered into as of May 23, 2007, by Cleveland-Cliffs Inc, an Ohio corporation (the “Borrower”), the Lenders party hereto and Fifth Third Bank, an Ohio banking corporation, as Administrative Agent and L/C Issuer.

PRELIMINARY STATEMENTS

A. The Borrower, the Lenders party thereto, Bank of America, N.A., as Syndication Agent, KeyBank National Association, as a Co-Documentation Agent, Commonwealth Bank of Australia, New York Branch, as a Co-Documentation Agent, and Fifth Third Bank, as Administrative Agent and L/C Issuer entered into a certain Multicurrency Credit Agreement, dated as of June 23, 2006 (as amended, supplemented and otherwise modified from time to time, the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. The Required Lenders have agreed to amend the Credit Agreement and to waive a default under the Credit Agreement, all under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. WAIVER.

The Borrower has informed the Lenders that the Borrower will be unable to deliver to the Administrative Agent the Borrower’s quarterly financial statements for the fiscal quarter ending March 31, 2007 within 60 days after the close of said fiscal quarter as required under Section 6.1(a) of the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Required Lenders hereby waive any and all Defaults and Events of Default arising solely from the Borrower’s failure to deliver its quarterly financial statements for the fiscal quarter ending March 31, 2007 by the deadline stated in Section 6.1(a) of the Credit Agreement; provided that the Borrower agrees that it shall deliver said quarterly financial statements on or before June 30, 2007, and that the failure to deliver such financial statements by such date shall constitute an Event of Default. Except as specifically waived hereby, all terms and conditions of the Credit Agreement shall stand and remain in full force and effect.

SECTION 2. AMENDMENTS TO CREDIT AGREEMENT.

Upon satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement shall be and hereby is amended as follows:

2.1. Clause (h) of Section 6.11 of the Credit Agreement shall be, and hereby is, amended and restated in its entirety as follows:

(h) Contingent Obligations in respect of (i) Indebtedness otherwise permitted under this Section 6.11 and under Section 6.13 and (ii) Indebtedness owed by Amapa in an amount not to exceed U.S. $275,000,000 incurred for the purpose of financing the development and construction of an iron ore mine and related facilities (the “Amapa Project”) located in the municipality of Pedra Branca do Amapari, in the State of Amapa, in the northern region of Brazil, a dedicated railroad for the Amapa Project and a port terminal for the Amapa Project located in Santana, State of Amapa in Brazil, and for financing working capital related thereto; provided that such Contingent Obligations of Amapa Indebtedness shall be limited to U.S. $90,000,000;

2.2. Section 6.13 of the Credit Agreement is amended to delete the “and” at the end of clause (v), delete the period at the end of clause (vi) and replace it with “; and”, and add the following clause (vii) to the end of such Section:

(vii) Indebtedness in respect of bid, performance, surety, reclamation or other similar bonds or guaranties in the ordinary course of business, or any similar financial assurance obligations under Environmental Laws or worker’s compensation laws or with respect to self-insurance obligations, including guarantees or obligations with respect to letters of credit supporting such obligations (in each case other than for an obligation for money borrowed).

SECTION 3. CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

(a) The Borrower, the Required Lenders, and the Administrative Agent shall have executed and delivered this Amendment.

(b) Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Lenders that (i) each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct on and as of the date of this Amendment after giving effect to this Amendment as if made on and as of the date hereof and as if each reference therein to the Credit Agreement referred to the Credit Agreement

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as amended hereby; (ii) as of the date hereof no Default and no Event of Default exists; and (iii) without limiting the effect of the foregoing, the Borrower’s execution, delivery and performance of this Amendment has been duly authorized, and this Amendment has been executed and delivered by duly authorized officers of the Borrower.

SECTION 5. MISCELLANEOUS.

(a) The Credit Agreement, as amended hereby, shall continue in full force and effect. Reference to this specific Amendment need not be made in the Credit Agreement or any other Loan Document, or in any certificate, letter or communication issued or made pursuant to or with respect to any Loan Document, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

(b) The Borrower agrees to pay on demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Administrative Agent.

(c) This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each of which when so executed shall be an original but all of which shall constitute one and the same instrument. This Amendment shall be governed by the internal laws of the State of Ohio.

[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Fourth Amendment and Waiver to Multicurrency Credit Agreement as of the date first set forth above.

“BORROWER”

CLEVELAND-CLIFFS INC

By	/s/ Laurie Brlas
Name:	L. Brlas
Title:	Senior Vice President-Chief Financial Officer and Treasurer

[SIGNATURE PAGE TO FOURTH AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

“LENDERS”

FIFTH THIRD BANK, an Ohio banking corporation, as a Lender, as L/C Issuer, and as Administrative Agent

By	/s/ Gregory D. Amoroso
Name:	Gregory D. Amoroso
Title:	Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

BANK OF AMERICA, N.A.

By	/s/ Sandra Guerrieri
Name:	Sandra Guerrieri
Title:	Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

KEYBANK NATIONAL ASSOCIATION

By	/s/ Suzannah Harris
Name:	Suzannah Harris
Title:	Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

COMMONWEALTH BANK OF AUSTRALIA, NEW YORK BRANCH, as a Lender and as a Co-Documentation Agent

By	/s/ P. Delbridge
Name	Philip Delbridge
Title	Risk Executive

[SIGNATURE PAGE TO FOURTH AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as Lender

By	/s/ J. W. Wade
Name	JOHN WADE
Title	DIRECTOR

[SIGNATURE PAGE TO FOURTH AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

NATIONAL AUSTRALIA BANK LIMITED, A.B.N. 12 004 044 937, as a Lender

By	/s/ S. Daniels
Name	Stephen Daniels
Title	Director

[SIGNATURE PAGE TO FOURTH AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

JPMorgan Chase Bank, N.A.

By	/s/ W. Gregory Schmid
Name	W. Gregory Schmid
Title	Sr. Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION

By	/s/ Jennifer L. Loew
Name	Jennifer L. Loew
Title	Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

Wachovia Bank, National Association

By	/s/ P. Kaufmann
Name	Patrick J. Kaufmann
Title	Senior Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

HARRIS N.A., as a Lender

By	/s/ Thad D. Rasche
Name	Thad Rasche
Title	Director

[SIGNATURE PAGE TO FOURTH AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

LaSalle Bank National Association

By	/s/ Brian H. Gallagher
Name	Brian H. Gallagher
Title	Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

REAFFIRMATION AND CONSENT OF GUARANTORS

Each of the undersigned heretofore executed and delivered to the Lenders a Guaranty Agreement dated as of June 23, 2006 (the “Guaranty”). Each of the undersigned hereby consents to the Fourth Amendment and Waiver to Multicurrency Credit Agreement as set forth above and confirms that its Guaranty, all obligations thereunder, and all Collateral Documents, and the Liens created and provided for thereby, executed and delivered by it remain in full force and effect. Each of the undersigned further agrees that its consent to any further amendments, waivers or consents in connection with the Multicurrency Credit Agreement shall not be required as a result of this consent having been obtained. Each of the undersigned acknowledges that the Lenders are relying on the assurances provided herein in entering into the Fourth Amendment and Waiver to Multicurrency Credit Agreement set forth above.

“GUARANTORS”

THE CLEVELAND-CLIFFS IRON COMPANY
CLIFFS MINING COMPANY

By	/s/ R. J. Leroux
Name	R.J. Leroux
Title	Vice President and Controller

NORTHSHORE MINING COMPANY
SILVER BAY POWER COMPANY
CLIFFS MINNESOTA MINING COMPANY
CLIFFS EMPIRE, INC.
CLIFFS TIOP, INC.
CLIFFS SALES COMPANY

By	/s/ R. J. Leroux
Name	R.J. Leroux
Title	Treasurer